                                                       Exhibit 11
                                                           to
                                               Form 10-Q for the Quarterly
                                             Period Ended September 30, 1995


                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     In thousands, except per share amounts
                                   (Unaudited)


                                                     For the Three Months    For the Nine Months
                                                     Ended September 30,     Ended September 30,
                                                     --------------------    -------------------
                                                       1995        1994       1995        1994
                                                     -------      -------   ---------   -------
Income (loss) before cumulative effect of
 accounting change................................   $28,733      $20,107   $( 3,848)   $54,473
Cumulative effect of accounting change............         -            -          -     (2,925)
                                                     -------      -------   --------    -------
Net income (loss).................................   $28,733      $20,107   $( 3,848)   $51,548
                                                     =======      =======   ========    =======

Weighted average number of common shares
 outstanding......................................    66,350       65,532     66,204     65,309

Common share conversions applicable to
 common share options.............................       595            9        595          9
                                                     -------      -------   --------    -------

Total number of shares for computing primary
 and fully diluted earnings per common share*.....    66,945       65,541     66,799     65,318
                                                     =======      =======   ========    =======

EARNINGS PER COMMON SHARE

As reported
  Income (loss) before accounting change.........    $   .43      $   .31   $   (.06)   $   .83
  Cumulative effect of accounting change.........          -            -          -       (.04)
                                                     -------      -------   --------    -------
  Net income (loss)..............................    $   .43      $   .31   $   (.06)   $   .79
                                                     =======      =======   ========    =======


Primary
  Income (loss) before accounting change.........    $   .43      $   .31   $   (.06)   $   .83
  Cumulative effect of accounting change.........          -            -          -       (.04)
                                                     -------      -------   --------    -------
  Net income (loss)..............................    $   .43      $   .31   $   (.06)   $   .79
                                                     =======      =======   ========    =======

Fully Diluted
  Income (loss) before accounting change.........    $   .43      $   .31   $   (.06)   $   .83
  Cumulative effect of accounting change.........          -            -          -       (.04)
                                                     -------      -------   --------    -------
  Net income (loss)..............................    $   .43      $   .31   $   (.06)   $   .79
                                                     =======      =======   ========    =======


Earnings (loss) per common share for the three and nine months ended September 30, 1995 and 1994 as reported in the Consolidated Statements of Income were based on the weighted average number of common shares outstanding for the respective periods. Primary and fully diluted earnings (loss) per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings (loss) per common share by less than three percent or are anti-dilutive.

* For the nine-month period ended September 30, 1995, common share conversions applicable to common share options are anti-dilutive for the primary loss per common share calculation and therefore are not included in the calculation.



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